                                                               Exhibit 2(k)(iii)

                     Cohen & Steers Capital Management Inc.
                                757 Third Avenue
                               New York, NY 10017


February 18, 2005

State Street Bank and Trust Company
One Federal Street - 9th Floor
Boston, MA  02111
Attn: Fund Administration Department

Ladies and Gentlemen:

         Reference is made to the Administration Agreement between us dated as of March 12, 2001 (the "Agreement"). Pursuant to the Agreement, this letter is to provide notice of the creation of an additional investment fund which is managed by Cohen & Steers Capital Management, Inc., namely Cohen & Steers Worldwide Realty Income Fund, Inc.

         In accordance with the Additional Funds provisions of Section 1 of the Agreement, we request that you act as Administrator with respect to the Additional Investment Fund and that Exhibit A to the Agreement be amended in its entirety and replaced with a new Exhibit A annexed hereto.

         Please indicate your acceptance of the foregoing by executing four copies of this Agreement, returning one to the Fund and retaining three copies for your records.

Very truly yours,

Cohen & Steers Worldwide Realty Income Fund, Inc.                     Cohen & Steers Capital Management, Inc.


By:    /s/ Martin Cohen                                            By:     /s/ Robert H. Steers
    ---------------------                                              -----------------------------
    Name:  Martin Cohen                                                Name:  Robert H. Steers
    Title: President                                                   Title: Chairman


Accepted:

State Street Bank and Trust Company


By:        /s/ Gary L. French
    -----------------------------------
        Name:  Gary L. French
        Title: Senior Vice President

                            ADMINISTRATION AGREEMENT


                                    EXHIBIT A
                         (as amended February 18, 2005)


Closed-End Funds

Cohen & Steers Advantage Income Realty Fund, Inc.
Cohen & Steers Dividend Majors Fund, Inc.
Cohen & Steers Quality Income Realty Fund, Inc.
Cohen & Steers Total Return Realty Fund, Inc.
Cohen & Steers Premium Income Realty Fund, Inc.
Cohen & Steers REIT Preferred Income Fund, Inc.
Cohen & Steers REIT and Utility Income Fund, Inc.
Cohen & Steers Select Utility Fund, Inc.
Cohen & Steers Worldwide Realty Income Fund, Inc.

Open-End Funds

Cohen & Steers Realty Income Fund, Inc.
Cohen & Steers International Realty Fund, Inc.
Cohen & Steers Institutional Realty Shares, Inc.
Cohen & Steers Realty Shares, Inc.
Cohen & Steers Realty Focus Fund, Inc.
Cohen & Steers Utility Fund, Inc.
Cohen & Steers VIF Realty Fund, Inc.


The above registered investment companies are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds."

                            ADMINISTRATION AGREEMENT

          Agreement dated as of March 12, 2001 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and the Cohen & Steers Funds listed and defined in Exhibit A (the "Funds").

          WHEREAS, Cohen & Steers Realty Shares, Inc., Cohen & Steers Equity Income Fund, Inc., Cohen & Steers Special Equity Fund, Inc., and Cohen & Steers Institutional Realty Shares, Inc. are registered as open-end management investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"); and

          WHEREAS, Cohen & Steers Realty Income Fund, Inc. and the Cohen & Steers Total Return Realty Fund Inc. are registered as closed-end management investment companies under the 1940 Act; and

          WHEREAS, the Funds desire to retain the Administrator to furnish certain administrative services to the Funds, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1. APPOINTMENT OF ADMINISTRATOR

          The Funds hereby appoint the Administrator to act as administrator with respect to the Funds for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

          In the event that the Funds wish to retain the Administrator to act as administrator hereunder with respect to additional portfolios or funds("Additional Funds") hereinafter established by the Funds or by other management investment companies that are advised by Cohen & Steers Capital Management Inc., the Administrator shall be notified in writing by the Additional Fund. Upon written acceptance by the Administrator, such Additional Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions(including those relating to the compensation and expenses payable by theFunds) may be modified with respect to each Additional Fund in writing bythe Additional Fund and the Administrator at the time of the addition of the Additional Fund.

2. DELIVERY OF DOCUMENTS

          Each Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

          a.   The Fund's Articles of Incorporation and by-laws;

          b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all portfolios and all amendments and supplements thereto as ineffect from time to time;

          c. Certified copies of the resolutions of the Board of Directors of the Fund (the "Board")authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to
               (a) give instructions to the Administrator pursuant to this Agreement and (b) sign checks and pay expenses;

          d. A copy of the investment advisory agreement between the Fund and its investment adviser; and

          e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3. REPRESENTATIONS AND WARRANTIES OF THE ADMINISTRATOR

          The Administrator represents and warrants to each Fund that:

          a. It is a Massachusetts trust company, duly organized and existing under the laws of The Commonwealth of Massachusetts;

          b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

          c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

          d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

          e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4. REPRESENTATIONS AND WARRANTIES OF EACH FUND

          Each Fund severally represents and warrants to the Administrator that:

          a. It is a corporation, duly organized, existing and in good standing under the laws of the State of Maryland;

          b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

          c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

          d.   It is an investment company properly registered under the 1940
               Act;

          e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement. Each Fund also warrants to the Administrator that as of the effective date of this Agreement, all necessary filings under the securities laws of the states in which the Fund offers or sells its shares have been made;

          f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

          g. Its entrance into this Agreement will not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

          h. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of capital stock, and it will initially offer shares, in the authorized amounts as set forth in Schedule A to this Agreement.

5. ADMINISTRATION SERVICES

          The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the respective Funds and the review and comment by such Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Funds and the Administrator:

          a. Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board;

          b. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

          c. Review calculation, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

          d. Prepare for review and approval by officers of the Fund financial information for the Fund's semi-annual and annual reports, proxy statements and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

          e. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A or Form N-2 and such other reports, forms or filings as may be mutually agreed upon;

          f. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

          g. Make such reports and recommendations to the Board concerning the performance of the independent accountants as the Board may reasonably request;

          h. Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

          i. Oversee and review calculations of fees paid to the Fund's investment adviser, custodian and Transfer Agent;

          j. Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Fund;

          k. Respond to, or refer to the Fund's officers or Transfer Agent, shareholder inquiries relating to the Fund;

          l. Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

          m.   Review and provide assistance on shareholder communications;

          n.   Maintain copies of the Fund's charter and by-laws;

          o. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of "President's letters" to shareholders and "Management's Discussion of Fund Performance" (which shall also be subject to review by the Fund's legal counsel);

          p. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

          q. Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

          r. Counsel and assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

          s.   Prepare and file with the SEC Rule 24f-2 notices; and

          t. Perform Blue Sky services pursuant to the specific instructions of the Fund and as detailed in Schedule B to this Agreement.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6. FEES; EXPENSES; EXPENSE REIMBURSEMENT

          The Administrator shall receive from the Funds such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in the Fee Schedule to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Funds shall reimburse the Administrator for its out-of-pocket costs incurred inconnection with this Agreement.

          The Funds agree promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Funds through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on theFunds' behalf at the Funds' request or with the Funds' consent.

          Each Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator. Expenses to be borne by the Funds, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of a Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Funds directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director\trustee or employee of the Funds; costs incidental to the preparation, printing and distribution of the Funds' registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of the Funds' tax returns, Form N-1A or N-2 and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

     The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided, however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Funds for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7. INSTRUCTIONS AND ADVICE

          At any time, the Administrator may apply to any officer of the respective Fund for instructions and may consult with its own legal counsel or outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Funds, for any action taken or omitted by it in good faith in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Funds. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8. LIMITATION OF LIABILITY AND INDEMNIFICATION

          The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgment or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the gross negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's cumulative liability for each calendar year (a "Liability Period") with respect to the Funds under this Agreement regardless of the form of action or legal theory shall be limited to its total annual compensation earned with respect to the Funds and fees payable hereunder during the preceding Compensation Period, as defined herein, for any liability or loss suffered by any Fund including, but not limited to, any liability relating to qualification of any Fund as a regulated investment company or any liability relating to a Fund's compliance with any federal or state taxor securities statute, regulation or ruling during such Liability Period."Compensation Period" shall mean the calendar year ending immediately prior to each Liability Period in which the event(s) giving rise to the Administrator's liability for that period have occurred. Notwithstanding the foregoing, the Compensation Period for purposes of calculating the annual cumulative liability of the Administrator for the Liability Period commencing on the date of Agreement and terminating on December 31, 2001 shall be the date of this Agreement through December 31, 2001.

          The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption.

          Each Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the respective Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own gross negligence or willful misconduct.

          The indemnification contained herein shall survive the termination of this Agreement.

9. CONFIDENTIALITY

          The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Funds or their shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the respective Fund.

10. COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

          The Funds assume full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

          In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Funds shall at all times remain the property of the respective Funds, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Funds pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11. SERVICES NOT EXCLUSIVE

          The services of the Administrator to the Funds are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Funds from time to time, have no authority to act or represent the Funds in any way or otherwise be deemed an agent of the Funds.

12. TERM, TERMINATION AND AMENDMENT

          (a) This Agreement shall become effective on the date of its execution and shall remain in full force and effect for a period of two years from the effective date and shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term.

          (b) Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Fund shall in no way affect the continued validity of this Agreement with respect to any other Fund.

          (c) Upon termination of this Agreement, the Funds shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination.

          (d) This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13. NOTICES

          Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the
Funds: c/o Cohen & Steers Capital Management Inc., Attn: Adam Derechin, Senior Vice President, fax: (212) 750-0713; if to the Administrator: State Street Bank and Trust Company, 2 Avenue deLafayette, Boston, Massachusetts 02111, Attn: Fund Administration LegalDepartment, fax: 617-662-3805.

14. NON-ASSIGNABILITY

          This Agreement shall not be assigned by any party hereto without the prior consent in writing of the other party,except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15. SUCCESSORS

          This Agreement shall be binding on and shall inure to the benefit of the Funds and the Administrator and their respective successors and permitted assigns.

16. ENTIRE AGREEMENT

          This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17. WAIVER

          The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18. SEVERABILITY

          If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19. GOVERNING LAW

          This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20. REPRODUCTION OF DOCUMENTS

          This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible inevidence as the original itself in any judicial or administrative proceeding, whether or not the original is inexistence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

          Cohen & Steers Realty Income Fund, Inc.
          Cohen & Steers Realty Shares, Inc.
          Cohen & Steers Equity Income Fund, Inc.
          Cohen & Steers Special Equity Fund, Inc.
          Cohen & Steers Institutional Realty Shares, Inc.
          Cohen & Steers Total Return Realty Fund Inc.


By:
    -------------------------------
Name:
      -----------------------------
Title:
       ----------------------------


STATE STREET BANK AND TRUST COMPANY


By:
    -------------------------------
Name: Kathleen C. Cuocolo
Title: Executive Vice President

ADMINISTRATION AGREEMENT

                                   SCHEDULE A
                Listing of Investment Funds and Authorized Shares

          Fund                  Authorized Shares
          ----                  -----------------

Cohen & Steers Realty Shares, Inc.

Cohen & Steers Equity Income Fund, Inc.

Cohen & Steers Special Equity Fund, Inc.

Cohen & Steers Institutional Realty Shares, Inc.

Cohen & Steers Realty Income Fund, Inc.

Cohen & Steers Total Return Realty Fund Inc.

ADMINISTRATION AGREEMENT

                                   SCHEDULE B
                               Notice Filing with
                         State Securities Administrators

At the specific direction of the Funds, the Administrator will prepare required documentation and make Notice Filings in accordance with the securities laws of each jurisdiction in which Funds shares are to be offered or sold pursuant to instructions given to the Administrator by the Funds.

The Funds shall be solely responsible for the determination (i) of those jurisdictions in which Notice Filings are to be submitted and (ii)the number of Fund shares to be permitted to be sold in each such jurisdiction. In the event that the Administrator becomes aware of (a) the sale of Fund shares in a jurisdiction in which no Notice Filing has been made or (b) the sale of Fund shares in excess of the number of Fund shares permitted to be sold in such jurisdiction, the Administrator shall report such information to the Funds, and it shall be the Fund's responsibility to determine appropriate corrective action and instruct the Administrator with respect thereto.

The Blue Sky services shall consist of the following:

     1.   Filing of Fund's Initial Notice Filings, as directed by each Fund;

     2.   Filing of Fund's renewals and amendments as required;

     3. Filing of amendments to the Fund's registration statement where required;

     4.   Filing Fund sales reports where required;

     5.   Payment at the expense of the Fund of all Fund Notice Filing fees;

     6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

     7.   Filing of annual reports and proxy statements where required; and

     8.   The performance of such additional services as the

          Administrator and the Funds may agree upon in writing.

          Unless otherwise specified in writing by the Administrator, Blue
Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by a Fund or its legal counsel. In connection with the services described herein, each Fund shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of such Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.

                                    EXHIBIT I

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, as of October __, 2000, that Cohen & Steers Equity Income Fund, Inc., Cohen & Steers Special Equity Fund, Inc., Cohen & Steers Institutional Realty Shares, Inc., Cohen & Steers Realty Income Fund, Inc. Cohen & Steers Realty Shares, Inc. and Cohen & Steers Total Return Realty Fund Inc. (each, a "Fund") with principal offices at 757 Third Avenue, New York, NY 10017-2013, makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:

1. NOTICE FILINGS FOR FUND SHARES. The Power to submit notice filings for the Funds in each jurisdiction in which the Funds' shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all the Funds' applications including without limitation, applications to provide notice for the Funds' shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, or other documents and instruments now or hereafter required or appropriate in the judgment of the Bank in connection with the notice filings of the Funds' shares.

2. CHECKS. The power to draw, endorse, and deposit checks in the name of the Funds in connection with the notice filings of the Funds' shares with state securities administrators.

3. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer or Blue Sky Manager at the Bank shall have authority to act on behalf of the Funds with respect to items 1 and 2 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by Bank of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Bank as or otherwise authorize the Bank to act as an officer, director or employee of the Funds.

IN WITNESS WHEREOF, each of the undersigned Funds severally have caused this agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.

Cohen & Steers Equity Income Fund, Inc.
Cohen & Steers Special Equity Fund, Inc.
Cohen & Steers Institutional Realty Shares, Inc.
Cohen & Steers Realty Income Fund, Inc.
Cohen & Steers Realty Shares, Inc.
Cohen & Steers Total Return Realty Fund Inc.


By:
    -------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

Subscribed and sworn to before me
this _____ day of _________, 2001

Notary Public

In and for the County of ___________________

My Commission expires ______________________

                                    EXHIBIT A

Closed-End Funds

     Cohen & Steers Realty Income Fund, Inc.
     Cohen & Steers Total Return Realty Fund Inc.

Open-End Funds

     Cohen & Steers Equity Income Fund, Inc.
     Cohen & Steers Institutional Realty Shares, Inc.
     Cohen & Steers Realty Shares, Inc.
     Cohen & Steers Special Equity Fund, Inc.

The above registered investment companies are each referred to herein as a "Fund" and are collectively referred to herein as the "Funds."

Approved as of ________, 2001